EXHIBIT 10.67

Melissa H. Anderson
EVP, Administration & CHRO
Duke Energy Corporation
550 South Tryon Street (DEC 48)
Charlotte, NC 28202

phone: 704-382-5600
fax: 980-373-8731

October 14, 2016
Mr. Frank H. Yoho
Duke Energy Corporation
4720 Piedmont Row Drive
Charlotte, NC 28210
Dear Frank:
As we previously discussed, Duke Energy does not provide employment agreements to its employees except under very limited circumstances. Consistent with this policy, Piedmont Natural Gas Company, Inc. hereby provides notice under Section 4 of your Amended and Restated Employment Agreement, dated May 25, 2012 (the “Agreement”), that we will not be extending the term of the Agreement, and, therefore, the Agreement will terminate pursuant to its terms one year from the date hereof. If you have any questions, please do not hesitate to let me know.
Sincerely,
/s/ MELISSA H. ANDERSON
Melissa H. Anderson
Executive Vice President, Administration and CHRO